Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” and “Independent Registered Public Accounting Firm” in the Joint Proxy Statement/Prospectus and to the incorporation by reference of our reports dated December 18, 2019 with respect to the October 31, 2019 financial statements and financial highlights of Duff & Phelps Utility and Corporate Bond Trust Inc. and DNP Select Income Fund Inc. in the Registration Statement (Form N-14) filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Chicago, Illinois

December 11, 2020